UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-32380	03-0542659
(Commission File Number)	(IRS Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (904) 421-1400

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2013, John K. Bakewell, age 52, was named Chief Financial Officer of Interline Brands, Inc. ("Interline"), a Delaware corporation.

Mr. Bakewell joins Interline after spending the last 22 years as the Chief Financial Officer of several large public and privately owned companies. Most recently, Mr. Bakewell served as the Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners from January 2010 to December 2011. Previously, Mr. Bakewell held the same position with Wright Medical Group, a global orthopedic medical device manufacturer from December 2000 to December 2009. Mr. Bakewell also served as Chief Financial Officer of Altra Energy Technologies from July 1998 to December 2000, Cyberonics, Inc. from May 1993 to July 1998, and Zeos International from October 1990 to May 1993.

We have entered into an employment agreement with Mr. Bakewell, with an initial term of one year, subject to automatic one-year extensions unless prior written notice of non-extension is provided by either party. Mr. Bakewell's annual base salary is $375,000, and he is eligible to receive an annual bonus under our bonus plan. Mr. Bakewell is eligible to participate in the benefits plans and arrangements generally available to our senior executives, including participation in our 2012 Option Plan and a monthly automotive allowance. He will also receive a housing and travel allowance of $4,000 per month.

Under the terms of Mr. Bakewell's employment agreement, if his employment is terminated by us without cause (including a termination upon non-renewal of the agreement by us), or by him for good reason (each as defined in his employment agreement), he will be entitled to receive, subject to his timely delivery of a general waiver and release, continuation of his base salary for a period of 12 months from the date of termination, continuation of his medical and dental benefits at our expense for a period of 12 months following his termination, and a pro rata bonus for the calendar year in which termination occurs. He has also agreed to a noncompetition covenant that continues until two years after his employment ends, and a nonsolicitation and nonhire covenant that continues until three years after his employment ends. The foregoing description of Mr. Bakewell's employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of the which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 10, 2013, Mr. Bakewell was granted 4,221.13170 performance-vesting non-qualified stock options (“Performance Options”) and 4,221.13170 time-vesting nonqualified stock options (“Time Options”). The Performance Options will vest in equal increments of 20% upon the Company's achievement of specified EBITDA targets for the Company's 2013, 2014, 2015, 2016 and 2017 fiscal years (each, an “Annual Performance Period”). Vesting for any Annual Performance period, if any, will occur on the date on which the audited financial statements for the applicable Annual Performance period are presented to the board of directors, subject to Mr. Bakewell remaining employed through the end of the applicable Annual Performance Period. The Time Options will vest in equal increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant, subject to Mr. Bakewell's continued employment through each respective vesting date.

Pursuant to the terms of Mr. Bakewell's award agreements for his Performance Options and Time Options, in the event of a termination by the Company without “cause” or due to death or disability: (i)(a) the unvested portion of the Performance Options will terminate, provided that the unvested portion attributable to a completed Annual Performance Period with respect to which the performance determination date has not yet occurred will remain outstanding until the performance determination date and, if the applicable EBITDA targets are achieved, will be eligible to vest and will remain outstanding for 90 days (180 days in the case of death or disability) following the determination date, and (b) any portion of the Performance Option that was vested as of the date of termination will remain exercisable until the earlier of the expiration date of the option or the 90th day (180 days in the case of death or disability) following such termination; and (ii) the unvested portion of the Time Options will expire on the date of termination and the vested portion of the option would remain exercisable until the earlier of the expiration date or the 90th day (180 days in the case of death or disability) following the termination date. In the event of the termination of Mr. Bakewell's employment by the Company for “cause,” any unexercised portion of Mr. Bakewell's Time Options and Performance Options, whether or not vested, will terminate. Upon a change in control of Interline, (i) any outstanding Time Options will become fully vested upon the change in control, (ii) that occurs on or after October 1, 2013 but prior to the end of any of the Annual Performance Periods applicable to the Performance Options, a number of outstanding unvested Performance Options will vest equal to the total number of unvested Performance Options multiplied by a fraction, the numerator of which is the number of completed Annual Performance Periods in which the targets have been achieved and the denominator of which is the number of Annual Performance Periods that have elapsed since the date of grant and (iii) that occurs prior to October 1, 2013, all outstanding and then unvested Performance Options will become fully vested.

We have also entered into a change in control severance agreement with Mr. Bakewell, which provides that in the event that his employment is terminated by us without cause or by him for good reason (each as defined in the change in control agreement) within two years following a change in control of us, or in certain circumstances prior to and in connection with a change in control, he will be entitled to receive, subject to his timely delivery of a general waiver and release, in a cash lump sum an amount equal to 1.5 times the sum of his base salary and average annual bonus for the last three years, plus a pro rata target bonus for the calendar year in which termination occurs, and continuation of his medical benefits at our expense for a period of 18 months following his termination. Mr. Bakewell is also subject to restrictive covenants under the change in control agreement that are the same as those under his employment agreement. Mr. Bakewell's change in control agreement is based on Interline's previously filed form of change in control agreement. Mr. Bakewell is also subject to a confidentiality agreement during and after his employment with us. Mr. Bakewell is also subject to certain restrictive covenants contained in his Performance Option and Time Option award agreements.

Mr. Bakewell has no other reportable relationships with Interline or its affiliates.

Interline's Interim Chief Financial Officer, David C. Serrano, will resume his full-time duties as the Company's Chief Accounting Officer and Corporate Controller.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement, dated as of June 10, 2013, by and between Interline Brands, Inc. and John K. Bakewell.
99.1	Press release of Interline Brands, Inc., dated June 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

	By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel and Secretary

Date: June 11, 2013

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement, dated as of June 10, 2013, by and between Interline Brands, Inc. and John K. Bakewell.
99.1	Press release of Interline Brands, Inc., dated June 10, 2013.